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                                                                   EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 27, 1997 (except with respect to the matter discussed in Note 4, as to which the date is April 15, 1997 and the matters discussed in Note 15, as to which the date is January 12, 1998) included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-01297, 333-01299, 33-52044, 33-89528,
33-61485, 333-38629, 333-28495, 333-22169, 333-44701, and 333-56287).

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachusetts
December 28, 1998